Exhibit 10.55

EMPLOYMENT AGREEMENT
Second Amendment
SECOND AMENDMENT, dated as of January 1, 2015 (“Second Amendment”) to the EMPLOYMENT AGREEMENT, dated as of January 1, 2012, and previously amended as of January 1, 2014, between Advance Auto Parts, Inc. (“Advance” or the “Company”), a Delaware corporation, and Jimmie L. Wade (the “Employee”) (the “Agreement”).
The Company and the Employee agree as follows:
1.    Amendment of Section 3(a) of the Agreement.    Effective January 1, 2015, Section 3(a) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
3.    Compensation.
(a)    Base Salary. During the Employment Term, the Company shall pay to the Employee a salary of $185,000 per annum, payable consistent with the Company’s standard payroll practices in effect (“Base Salary”).
2.    Amendment of Section 3(d) of the Agreement.    Effective January 1, 2015, Section 3(d) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

3.    Compensation.

(d)    Equity Awards. During the Employment Term, the Employee shall be awarded an annual equity grant under the Company’s 2014 Long-Term Incentive Plan, as amended (“2014 LTIP”), comprised of time-vesting restricted stock or restricted stock units with an estimated value of at least $125,000 at the time of the equity grant.

3.    Full Force and Effect. Except for those terms and provisions amended herein, all other terms and conditions in the Agreement shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Company and Employee have executed this Second Amendment as of the date first written above.

Advance Auto Parts, Inc.
By:___________________________(SEAL)
Print Name:__________________________ Title:________________________________ Address:_____________________________ _____________________________________

Employee
Print Name: Jimmie L. Wade Signature:____________________________ Address: